SUB-ITEM 77Q3

AIM Small Cap Equity Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2009
File number: 811- 1540
Series No.:  21


74U.  1 Number of shares outstanding (000's omitted)
        Class A                                            26,776
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                             5,565
        Class C                                             4,676
        Class R                                             4,816
        Class Y                                             1,232
        Institutional Class                                 3,136

74V.  1  Net asset value per share (to nearest cent)
        Class A                                             $8.19
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                             $7.54
        Class C                                             $7.54
        Class R                                             $8.02
        Class Y                                             $8.21
        Institutional Class                                 $8.44